                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


--------------------------------------------------------------------------------
                           NPS PHARMACEUTICALS, INC.
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         Not Applicable
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         Not Applicable
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

         Not Applicable
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         Not Applicable
     -------------------------------------------------------------------------


     (5) Total fee paid:

         Not Applicable
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         Not Applicable
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

         Not Applicable
     -------------------------------------------------------------------------


     (3) Filing Party:

         Not Applicable
     -------------------------------------------------------------------------


     (4) Date Filed:

         Not Applicable
     -------------------------------------------------------------------------

                           NPS PHARMACEUTICALS, INC.
                                420 Chipeta Way
                        Salt Lake City, Utah 84108-1256
                                  ___________



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        May 24, 2001 at 3:00 p.m. (EDT)
                                    at the
                               Park Hyatt Hotel
                                 4 Avenue Road
                       Toronto, Ontario, Canada M5R 2E8
                                  ___________


TO THE STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NPS Pharmaceuticals, Inc., a Delaware corporation, will be held on Thursday, May 24, 2001, at 3:00 p.m., Eastern Daylight Time, at the Park Hyatt Hotel, 4 Avenue Road, Toronto, Ontario, Canada M5R 2E8 for the following purposes:

     1.   To elect eleven members to the Board of Directors.
     2. To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.
     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on April 9, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment thereof.

                              By Order of the Board of Directors

                              /s/ James U. Jensen

                              James U. Jensen
                              Secretary
Salt Lake City, Utah
April 24, 2001

--------------------------------------------------------------------------------
 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                           NPS PHARMACEUTICALS, INC.
                                420 Chipeta Way
                        Salt Lake City, Utah 84108-1256
                                  ___________

                                PROXY STATEMENT
                                    for the
                        Annual Meeting of Stockholders
                                (May 24, 2001)
                                  ___________

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of NPS Pharmaceuticals, Inc., a Delaware corporation ("NPS" or the "Company"), for use at the Annual Meeting of Stockholders to be held on May 24, 2001, at 3:00 p.m., Eastern Daylight Time and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Park Hyatt Hotel, 4 Avenue Road, Toronto, Ontario, Canada, M5R 2E8.

Solicitation

     The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of NPS common stock, beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

     The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 24, 2001, to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

     April 9, 2001 is the record date for determining those holders of NPS common stock and exchangeable shares of NPS Allelix Inc., a subsidiary of the Company ("Exchangeable Shares") entitled to notice of and to vote at the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 29,801,939 shares of common stock which includes 911,898 Exchangeable Shares. Each holder of the Company's common stock is entitled to one vote for each share held as of the record date on all matters to be voted upon at the Annual Meeting. CIBC Mellon Trust Company (the "Trustee"), the holder of the Company's Special Voting Share is entitled to one vote for each Exchangeable Share outstanding as of the record date, other than Exchangeable Shares owned by the Company and its affiliates. Holders of common stock and the Special Voting Share are collectively referred to as "Stockholders." Votes cast with respect to Exchangeable Shares will be voted through the Special Voting Share by the Trustee as directed by the holders of Exchangeable Shares, except votes cast at the Annual Meeting with respect to Exchangeable Shares whose holders request to vote directly in person as proxy for the Trustee, or who request that a proxy be given by the Trustee to a designated agent or other representative of the management of the company to exercise such votes.

     All votes will be tabulated by the Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders, and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company, at the Company's headquarters, 420 Chipeta Way, Salt Lake City, Utah 84108-1256, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Holders of Exchangeable Shares who wish to direct the Trustee to cast the votes attached to the Special Voting Share on their behalf should follow carefully the instructions provided by the Trustee, which accompany this Proxy Statement. The procedure for instructing the Trustee differs in certain respects from the procedure for delivering a proxy, including the place for depositing the instructions and manner for revoking the proxy.

Stockholder Proposals

     No stockholder proposals were submitted and none are included for consideration at this Annual Meeting of Stockholders. Stockholder proposals to be presented at the Company's 2002 annual meeting of stockholders and considered for inclusion in the proxy statement relating to such meeting must be received by the Company not later than December 25, 2001. In order to be timely, stockholder proposals and director nominations intended to be presented at the Company's 2001 annual meeting, but not included in the proxy statement for the meeting, must be received by the Company no earlier than March 23, 2001 and no later than April 22, 2001.


                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws provide that directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors are duly elected and qualified or until their respective death, resignation, or removal. Vacancies on the Board resulting from death, resignation, disqualification, removal, or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office, unless the Board of Directors determines by resolution that any such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor is elected and qualified.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eleven nominees below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

     Pursuant to the Company's Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, the number of directors which constitute the whole Board of Directors is to be fixed by one or more resolutions adopted by the Board of Directors. Each of the eleven nominees is currently a director of the Company, and each nominee has agreed to serve if elected. Mr. Jensen, Vice President of Corporate Development and Legal Affairs, and Secretary, has served on the Company's Board of Directors since 1987 and is not standing for re-election. The Board has no reason to believe that any nominee will be unable to serve. If and when elected at the Annual Meeting, each of the nominees is expected to serve until the 2002 Annual Meeting of Stockholders and until such elected nominee's successor is duly elected and qualified, or until such elected nominee's earlier death, resignation, or removal.

     Set forth below, in alphabetical order, is biographical information for each person nominated to serve on the Company's Board of Directors.

NOMINEES FOR ELECTION

Santo J. Costa, J.D.

     Mr. Costa, 55, has served as a director since 1995. Mr. Costa has been a director of Quintiles Transnational Corporation, a publicly held global contract research organization since April 1994 and has served as their Vice-Chairman since November 1999. From April 1994 to November 1999 he served as President and Chief Operating Officer for Quintiles. From 1986 to 1993, he was employed by Glaxo, Inc., a worldwide pharmaceutical company, where he served as Senior Vice President, Administration and General Counsel and was a member of that company's board of directors. Mr. Costa received his J.D. from St. John's University.

John R. Evans, M.D.

     Dr. Evans, 71, has served as a director and Vice-Chairman of our board since the closing of our acquisition of Allelix in December 1999. Previously, Dr. Evans was Chairman of the Board of Allelix since 1983. From 1979 to 1983, Dr. Evans served as a Director of the Population, Health and Nutrition Department of the World Bank in Washington. From 1972 to 1978 he served as President of the University of Toronto. Currently, Dr. Evans is Chairman of the Canada Foundation for Innovation and serves as Chairman of the Board for both Alcan Aluminum Limited in Montreal and Torstar Corporation in Toronto. He is a member of the board of directors of MDS Inc., a publicly held health and life sciences company listed on the New York Stock Exchange and the Toronto Stock Exchange, and GlycoDesign, Inc. Dr. Evans received his M.D. from the University of Toronto and engaged in specialty training in internal medicine and cardiology in London, Boston and Toronto.

James G. Groninger

     Mr. Groninger, 56, has served as a director since 1988. Mr. Groninger founded in January 1995 and is President of The Bay South Company, a Richmond, Virginia-based provider of financial advisory and investment banking services. From 1988 through 1994, he served as a Managing Director, Investment Banking Division, of PaineWebber Incorporated. Mr. Groninger is on the board of directors of Cygne Designs, Inc., a publicly traded company, and Layton BioScience, Inc., a private biotechnology company. Mr. Groninger received an M.B.A. from Harvard Business School.

Tamar Howson

     Ms. Howson, 51, has served as a director since her appointment to the Board on July 2000.Between April 1993 and April 2000, Ms. Howson served as the Senior Vice President and Director, Worldwide Business Development, for SmithKline Beecham and managed S.R. One, a $100MM venture fund. Between 1991 and 1993, she served as Vice President and Director, Worldwide Business Development for SmithKline. Before joining SmithKline, Ms. Howson was Vice President, Venture Investments at Johnston Associates, a venture capital firm. Before that, she was director of Worldwide Business Development and Licensing for Squibb Corporation. Ms. Howson received an M.B.A. from Columbia University. She holds a M.Sc. from City College of New York. Ms. Howson also serves on the Board of Directors for Ariad Pharmaceuticals and SkyePharma, PLC.

Hunter Jackson, Ph.D.

     Dr. Jackson, 51, has been Chief Executive Officer and Chairman of our board since founding NPS in 1986. He was appointed to the additional position of President in January 1994. Before founding NPS, he was an Associate Professor in the Department of Anatomy at the University of Utah School of Medicine. Dr. Jackson received a Ph.D. in Psychobiology from Yale University. He received postdoctoral training in the Department of Neurosurgery, University of Virginia Medical School.

Joseph Klein, III

     Mr. Klein, 40, has served as a director since 1998. Currently, Mr. Klein is Managing Director of Gauss Capital Advisors, LLC, a financial and investment advisory firm. From 1999 to 2000, Mr. Klein was Vice President, Strategy for Medical Manager Corporation, a physician office management information system vendor. From 1998 to 1999, Mr. Klein was a Health Care Investment Analyst with the Kaufmann Fund, Inc. From 1995 to 1998, Mr. Klein was a Portfolio Manager and Chairman of the Investment Advisory Committee of T. Rowe Price Health Sciences Fund, Inc. From 1990 to 1998, Mr. Klein was Vice President and Health Care Investment Analyst for T. Rowe Price Associates, Inc., an investment management firm. Mr. Klein serves as a director of Guilford Pharmaceuticals, a publicly held biotechnology company, and Synbiotics Corporation, a publicly held veterinary diagnostic products company. Mr. Klein received an M.B.A. from Stanford Graduate School of Business.

Donald E. Kuhla, Ph.D.

     Dr. Kuhla, 59, has served as a director since 1991. Since 1998, Dr. Kuhla has been President and Chief Operating Officer of Albany Molecular Research, Inc., a chemical contract research organization, where he has also been a director since 1995. From 1994 through 1998 Dr. Kuhla was Vice President of Plexus Ventures, Inc., a business consulting firm. From 1990 to 1994, Dr. Kuhla held senior management positions with two venture capital-backed, biotechnology start-up companies. His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc., his last position at Rorer being Senior Vice President of Operations. Dr. Kuhla received a Ph.D. in Organic Chemistry from Ohio State University.

Thomas N. Parks, Ph.D.

     Dr. Parks, 50, has served as a director since our founding in 1986. Dr. Parks also serves as a scientific consultant to us. He is currently the George and Lorna Winder Professor of Neuroscience and Chairman of the Department of Neurobiology and Anatomy at the University of Utah Medical School. Dr. Parks joined the faculty at the University of Utah Medical School in 1978 as an assistant professor. Dr. Parks received a Ph.D. in Psychobiology from Yale University. He was a postdoctoral fellow in Development Neurology at the University of Virginia Medical School.

Edward K. Rygiel

     Mr. Rygiel, 61, has served as a director since the closing of our acquisition of Allelix in December 1999. Mr. Rygiel served on the board of Allelix since 1995. Since January 2000, Mr. Rygiel has been Executive Vice President of MDS Inc., and since 1988 he has been President and Chief Executive Officer of MDS Capital Corp., a subsidiary of MDS Inc. From 1988 to 2000, Mr. Rygiel was Senior Vice President, Strategic Investments, of MDS Inc. Mr. Rygiel currently is a director of Hemosol, Inc., a biotechnology company. Mr. Rygiel earned a B.A.Sc. from the University of Toronto, School of Chemical Engineering.

Calvin R. Stiller, MD

     Dr. Stiller, 60, has served as a director since the closing of our acquisition of Allelix in December 1999. Mr. Stiller served on the board of Allelix since April 1999. Since 1996, Mr. Stiller has served as Chairman and Chief Executive Officer of Canadian Medical Discoveries Fund. Dr. Stiller served as the Chief of the Multi-Organ Transplant Service at the University Hospital in London, Ontario from 1984 through 1996. He is a full professor of medicine at the University of Western Ontario. Dr. Stiller is the Chairman of the Ontario Research and Development Challenge Fund and sits as a director of Drug Royalty Corp. Inc., and CPL Trust, a public company. Dr. Stiller obtained his M.D. from the University of Saskatchewan.

Peter G. Tombros

     Mr. Tombros, 59, has served as a director since 1998. Since 1994, Mr. Tombros has served as President, Chief Executive Officer, and a Director of Enzon, Inc., a public biopharmaceutical company. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer, Inc., a global healthcare company. Mr. Tombros served as Vice President of Pfizer, Inc. in the following areas:
Executive Vice President of Pfizer Pharmaceuticals, Corporate Strategic Planning and Investor Relations. Currently, Mr. Tombros serves on the board of directors of the following public companies: Enzon, Inc. and Alpharma, Inc., a pharmaceutical company. Mr. Tombros received a B.S. and a M.S. from Pennsylvania State University and an M.B.A. from the Wharton Graduate School of Business.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE
    -----------------------------------------------------------------------

Board Committees and Meetings

     The Board has standing Audit, Compensation, and Nominating Committees each with a formal, written charter.

     The purpose of the Audit Committee is to monitor the integrity of the Company's financial reporting process and systems of internal control, to monitor the independence and performance of the Company's independent auditors, to provide an avenue of communication among the independent auditors, management, and the Board, and to provide such additional information and materials the Audit Committee may deem necessary to make the Board aware of significant financial matters which require the Board's attention. The Audit committee also submits the Report of the Audit Committee set out below. During 2000, the Audit Committee was composed of three independent directors, Mr. Klein, Dr. Parks, and Mr. Rygiel. Mr. Kuhla and Mr. Groninger served on the Audit Committee through May 2000 when they moved to the Nominating Committee and the Compensation Committee, respectively. The Audit Committee met three times during the fiscal year ended December 31, 2000. A copy of the Audit Committee Charter is included in this Proxy Statement as Appendix A.

     The Compensation Committee's functions include: establishing, reviewing, and overseeing salaries, incentive compensation, and other forms of compensation paid to officers and employees of the Company; administering the Company's incentive compensation and benefit plans, including the 1998 Stock Option Plan, 1994 Employee Stock Purchase Plan, the 1994 Equity Incentive Plan, and the 1987 Stock Option Plan; and performing such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee reviews the performance of the Company's officers, particularly the CEO and submits the Report of the Compensation Committee set out below. During 2000, the Compensation Committee was composed of non-employee directors, Mr. Tombros, Mr. Costa, Mr. Evans, and Mr. Groninger. Mr. Klein served on the Compensation Committee through May 2000 when he became Chairman of the Audit Committee. The Compensation Committee met two times during the fiscal year ended December 31, 2000.

     The Nominating Committee's functions include: evaluating Director performance on at least an annual basis; providing information and materials relating to the nomination of directors; interviewing, nominating, and recommending individuals for membership on the Company's Board of Directors and its committees; and performing such other functions as the Board of Directors may delegate. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service as a director of the Company. In order for any nominees for directors nominated by stockholders to be considered by the Nominating Committee, such nominations must be submitted no later than December 1st of the year preceding the Annual Meeting. During 2000, the members of the Nominating Committee were Dr. Kuhla, Mr. James U. Jensen, and Dr. Stiller. The Nominating Committee did not meet during the fiscal year ended December 31, 2000.

     During the fiscal year ended December 31, 2000, the Board of Directors held nine meetings. At certain meetings for limited periods of time and for limited considerations, the Board met as an Executive Committee where only the independent directors and the Chairman were represented on such Executive Committee, and where only such committee members were present. Each Board member standing for reelection attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the period for which he or she was a director or a member of such committee.

                                  PROPOSAL 2
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent public auditors for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since the Company's inception in 1986. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     Audit Fees.

     KPMG served as independent auditors to the Company for the fiscal year ended December 31, 2000. Fees for the audit of the Company's annual financial statements and reviews of our quarterly financial statements included in our reports on Form 10-Q for 2000 were $91,000.

     Financial Information Systems Design and Implementation Fees.

     No services were performed by, and no fees were incurred to KPMG in connection with financial information systems design and implementation projects for 2000.

     All Other Fees.

     The aggregate fees invoiced to the Company by KPMG for all other services for 2000 were $438,600.

     Stockholder ratification of the selection of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time if the Board determines that such a change would be in the best interests of the Company and its stockholders.



        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2
        ---------------------------------------------------------------

                       REPORT OF THE AUDIT COMMITTEE (1)
                                   for 2000


     The Audit Committee of the Board is responsible for, among other things, considering the appointment of the independent auditors for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls, and meeting periodically with independent auditors. Under the rules of the National Association of Securities Dealers, all of the members of the Audit Committee are independent.

     In 2000, the Audit Committee approved and adopted a written Audit Committee Charter, which is attached to this Proxy Statement as Appendix A.

     In connection with the December 31, 2000 audited financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received and discussed with the auditors the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor's independence. The Committee also met with the Company's Chief Financial Officer and the Company's Controller and utilized such services of the Company, as the Committee thought reasonably necessary. Based upon all these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


                                    The Audit Committee


                                    Joseph Klein, III, Chairman
                                    Thomas N. Parks
                                    Edward Rygiel


___________________________

(1) This Report of the Audit Committee shall not be deemed incorporated by reference in previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference in any such document..

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of NPS common stock as of April 9, 2001 by: (a) all those known by the Company to be beneficial owners of more than five percent of the Company's common stock;
(b) each current director and nominee for director; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group.

            Name and Address of Beneficial Owner                  Amount of Beneficial          Percent of
            ------------------------------------                  --------------------          ----------
                  (unless otherwise noted)                               Ownership                 Total 1
                                                                         ---------                 -----
T. Rowe Price Associates, Inc./2/                                               2,474,900                 8.30%
100 E. Pratt Street
Baltimore, MD 21202

Scudder Kemper Investments, Inc.                                                1,948,300                 6.54%
345 Park Avenue
New York, NY 10154-0010

Merlin BioMed Group, LLC                                                        1,705,400                 5.72%
230 Park Avenue, Suite 928
New York, NY 10169

Hunter Jackson, Ph.D./3/                                                          589,555                 1.96%

Calvin R. Stiller/4/                                                              442,030                 1.48%

Thomas N. Parks, Ph.D./5/                                                         365,180                 1.22%

Edward F. Nemeth, Ph.D./6/                                                        264,667                    *

John R. Evans/7/                                                                  152,322                    *

Thomas B. Marriott, Ph.D./8/                                                      150,719                    *

James U. Jensen, J.D./9/                                                          109,149                    *

Edward K. Rygiel/10/                                                               85,104                    *

Joseph Klein, III /11/                                                             76,280                    *

James G. Groninger/12/                                                             19,760                    *

Donald E. Kuhla, Ph.D./13/                                                         63,180                    *

Robert K. Merrell/14/                                                              60,600                    *

Peter Tombros/15/                                                                  22,020                    *

Santo J. Costa, J.D./16/                                                           10,280                    *

All directors and executive officers as a group/17/                             2,559,915                 8.31%

      ________________________

* Means less than 1%.

     The above table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the Commission. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.

     Except as set forth herein, the address of the persons set forth above is the address of the Company appearing elsewhere in this Proxy Statement.

(1) The number of shares of common stock issued and outstanding on April 9, 2001 was 29,801,939 shares, which amount includes 911,898 exchangeable shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at April 9, 2001, plus shares of common stock subject to options held by such person at April 9, 2001 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.
(2) These securities are owned by various individual and institutional investors including T. Rowe Price New Horizons Fund, Inc. which owns 1,400,000 shares, which represents 5.78% of the shares outstanding, for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(3) Includes 271,553 shares held in a trust and 2 shares held by Dr. Jackson's children, of which he disclaims beneficial ownership. Also includes 318,000 shares subject to options exercisable within 60 days of April 9, 2001.
(4) Includes 432,044 shares held by Canadian Medical Discoveries Fund, of which Dr. Stiller disclaims beneficial ownership. Also includes 8,586 shares subject to options exercisable within 60 days of April 9, 2001.
(5) Includes 10,000 shares held in a trust of which Dr. Parks disclaims beneficial ownership. Also includes 22,680 shares subject to options exercisable within 60 days of April 9, 2001.
(6) Includes 189,000 shares subject to options exercisable within 60 days of April 9, 2001.
(7) Includes 21,473 shares subject to options exercisable within 60 days of April 9, 2001.
(8) Includes 3,241 shares held by spouse, 721 shares held by children, of which Mr. Marriott disclaims beneficial ownership. Also includes 134,000 shares subject to options exercisable within 60 days of April 9, 2001.
(9) Includes 52,200 shares subject to options exercisable within 60 days of April 9, 2001.
(10) Includes 63,954 shares held by NeuroScience Partners, L.P.; MDS Health Ventures (TC) Inc.; and MDS Health Ventures (PC) Inc.; of which Mr. Rygiel disclaims beneficial ownership. Also includes 18,950 shares subject to options exercisable within 60 days of April 9, 2001.
(11) Includes 16,680 shares subject to options exercisable within 60 days of April 9, 2001.
(12) Includes 1,000 shares owned by spouse of which Mr. Groninger disclaims beneficial ownership. Also includes 13,860 shares subject to options exercisable within 60 days of April 9, 2001.
(13) Includes 13,680 shares subject to options exercisable within 60 days of April 9, 2001.
(14) Includes 51,600 shares subject to options exercisable within 60 days of April 9, 2001.
(15) Includes 12,420 shares subject to options exercisable within 60 days of April 9, 2001.
(16) Includes 7,680 shares subject to options exercisable within 60 days of April 9, 2001.
(17) Includes 18 people. An aggregate of 1,006,897 shares are subject to options held by such 18 people and exercisable within 60 days of April 9, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the Commission reports of ownership and changes in ownership of NPS common stock. Officers, directors, and greater than 10% stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the fiscal year ended December 31, 2000, the Company believes that all reporting persons complied with all applicable Section 16(a) filing requirements except that Mr. Rygiel and Dr. Stiller each filed late Form 4s, reporting sales of common stock held by Canadian Medical Discoveries Fund and NeuroScience Partners, L.P.

                            EXECUTIVE COMPENSATION
                            ----------------------

Compensation of Directors

     The Company's directors do not currently receive any cash compensation for service on the Board or any Committee thereof. Outside directors are reimbursed for out-of-pocket expenses in connection with attendance at Board and Committee meetings. Directors are eligible to receive stock options and stock bonuses under the stock plans described below.

1994 Non-Employee Directors' Stock Option Plan
----------------------------------------------

     In January 1994, the Board adopted, and the stockholders subsequently approved, the 1994 Non-Employee Directors' Stock Option Plan (Directors' Plan). An amendment to increase from 90,000 to 160,000 the number of shares available for grant under the Directors' Plan was approved by the stockholders in July 1996. In May 1999 a subsequent amendment was approved by stockholders to increase the number of shares available for issuance from 160,000 to 260,000. Under the Directors' Plan, non-employee directors of the Company are eligible to receive options. Options granted under the Directors' Plan are automatic and non-discretionary and do not qualify as ISOs. Pursuant to the terms of the Directors' Plan, each person who is elected for the first time to be an outside director of the Company and who is not otherwise employed by the Company or an affiliate of the Company (a "Non-Employee Director") will automatically be granted an option to purchase 15,000 shares of common stock (subject to adjustment as provided in the Directors' Plan) upon the date of his or her election to the Board. Originally, under the Directors' Plan, on December 1 of each year, each person who was then a Non-Employee Director and had been a Non-Employee Director for at least three months was automatically granted an option to purchase 3,000 shares of common stock. In May 2000, this date was amended to provide that the grant date would be the same date as the grant date for employee options, which date was historically in December and was changed to May as part of arrangements made by the Company incident to the Company's acquisition of Allelix Biopharmaceuticals Inc., effective December 29, 1999.

     No option granted under the Directors' Plan may be exercised after the expiration of ten years from the date such option was granted. Options granted under the Directors' Plan vest at a rate of 28% of the shares subject to the option one year after date of grant and 3% of the shares become exercisable each month thereafter, so long as the optionee has, during the entire period prior to such vesting date, continuously served as a non-employee director or in other continuous affiliation as provided under the Directors' Plan. If the optionee's service as a non-employee director terminates for any reason other than death, the option will remain exercisable for twelve months after the date of termination, of such directorship or later if other affiliations with the Company continued thereafter, or until the option's expiration date, if earlier. If the optionee dies, the option will remain exercisable for eighteen months following the date of death or until the expiration date of the option, whichever is earlier. In the event of a change in control transaction in which the Company is not the surviving corporation, or in which more than 50% of the shares of the Company's common stock entitled to vote are exchanged, the time during which options outstanding under the Directors' Plan vest shall be accelerated. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the common stock on the date of grant. Options granted under the Directors' Plan are generally non-transferable. Unless otherwise terminated by the Board, the Directors' Plan automatically terminates in January 2004.

     As of December 31, 2000, options to purchase a total of 42,490 shares of common stock had been exercised under the Directors' Plan at an exercise price of $3.00 per share. As of that date, options to purchase 195,180 shares of common stock with exercise prices from $3.00 to $26.75 per share and a weighted average exercise price per share of $9.53 were outstanding. Prior to the adoption of the Directors' Plan, the Company granted options to directors under the 1987 Stock Option Plan.

Non-Employee Directors' Stock Bonus Program
-------------------------------------------

     In December 1994, the Board adopted the Non-Employee Directors' Stock Bonus Program under the 1994 Equity Incentive Plan (Stock Bonus Program). Under the Stock Bonus Program, non-employee directors are eligible to receive grants of shares of common stock for attendance at Board and Committee meetings. The Stock Bonus Program provides each Non-Employee Director of the Company with a non-discretionary award of 200 shares of common stock for each Board meeting attended and through December 31, 2000, 200 shares of common stock per year for serving on a Board Committee. Beginning in January 2001, this same formulas remains in effect except that each non-employee director will receive 200 shares of common stock for each committee meeting attended and no shares for membership on such committee. A total of 17,800 shares were granted under the Stock Bonus Program for meetings attended in 2000.

     The right to receive awards under the Stock Bonus Program is generally non-transferable. The stock awards are usually made during the first quarter of each year for Board activities during the previous year. Non-employee directors entitled to stock bonus awards shall not possess any rights of a stockholder of the Company until such shares are delivered to the non-employee director. Unless otherwise terminated by the Board, the Stock Bonus Program terminates in January 2004.


Compensation of Executive Officers

     The following table shows for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998, certain compensation awarded, paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers"):

                           Summary Compensation Table

                                                             Annual Compensation                  Long-Term Compensation
           Name and Principal Position               Year        Salary($)          Other($)      Stock Options Granted(#)
           ---------------------------               ----        ---------          --------      ------------------------
Hunter Jackson, Ph.D.                                  2000        309,642        152,620 (1)               40,000
     Chief Executive Officer, President and            1999        275,619          4,800 (2)               40,000
     Chairman of the Board
                                                       1998        264,231                                  60,000

James U. Jensen, J.D.                                  2000        190,115          5,100 (2)               20,000
     Vice President, Corporate Development             1999        182,758          4,800 (2)               20,000
     and Legal Affairs and Secretary
                                                       1998        173,539                                  30,000

Thomas B. Marriott, Ph.D.                              2000        197,404          5,100 (2)               20,000
     Vice President, Development Research              1999        189,757          4,800 (2)               20,000
                                                       1998        182,846                                  30,000

Robert K. Merrell                                      2000        161,538          5,100 (2)               20,000
     Vice President, Finance, Chief Financial          1999        155,272          4,800 (2)               24,000
     Officer, and Treasurer
                                                       1998        149,569                                  30,000

Edward F. Nemeth, Ph.D.                                2000        181,531          2,726 (2)               20,000
     Vice President, and Chief Scientific              1999        173,758          2,621 (2)               20,000
     Officer
                                                       1998        165,754                                  30,000

(1) Represents payments by the Company in 2000 for expenses incurred in connection with Dr. Jackson's relocation to Toronto, Canada, including moving, transportation, legal and tax services, and costs incurred by Dr. Jackson in connection with selling his prior residence and purchasing a residence in Toronto ($147,520); and 401(k) Company match ($5,100).
(2)  401(k) Company match

1987 Stock Option Plan
----------------------

   The 1987 Stock Option Plan (1987 Plan) was adopted in June 1987. The purposes of the 1987 Plan were to attract and retain qualified personnel, to provide additional incentives to employees, officers, advisors, directors, and consultants of the Company, and to promote the success of the Company's business. No options have been granted under the 1987 Plan since December 1993, and the Company will not make any future grants under the 1987 Plan. As of December 31, 2000, options to purchase a total of 1,111,392 shares of common stock had been exercised for cash and services under the 1987 Plan at a weighted average exercise price of $0.91 per share. As of December 31, 2000, options to purchase a total of 197,550 shares of common stock were outstanding, with exercise prices ranging from $0.67 to $2.00 per share and a weighted average exercise price per share of $1.70.

   Options granted under the 1987 Plan generally became exercisable at a rate of one-third of the shares subject to the option on the first anniversary of the option grant and one-third of the remaining shares subject to the option on each of the second and third anniversary of the option grant. In the event of a change in control transaction, all outstanding, unvested options shall vest and become immediately exercisable. The maximum term of a stock option under the 1987 Plan was ten years; however, if the optionee at the time of grant had voting power over more than ten percent of the Company's outstanding capital stock (a "10% Holder"), the maximum term of any ISO granted under the 1987 Plan was five years. The aggregate fair market value of the stock with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise prices of ISOs granted under the 1987 Plan were at least equal to 100%, 110% with respect to 10% Holders, of the fair market value of the stock subject to the option on the date of grant. Although no minimum exercise price of NSOs was required under the 1987 Plan, the exercise price of NSOs previously granted under the 1987 Plan generally has been at least equal to the fair market value of the stock subject to the option on the date of the grant. Any option that is exercisable at the time of grant and which expires no sooner than three years from the grant date is subject to an option exercise price equal to the fair market value of the option on the grant date.

1994 Equity Incentive Plan
--------------------------

   In January 1994, the Board adopted the 1994 Equity Incentive Plan (1994
Plan), which was subsequently approved by the stockholders in February 1994. Under the 1994 Plan, 1,702,503 shares have been authorized for issuance. The purposes of the 1994 Plan are to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, and consultants of the Company and its affiliates and to promote the success of the Company's business. Under the 1994 Plan, the Company may grant NSOs to employees, officers, directors, and consultants to the Company and its affiliates, and may grant ISOs to employees of the Company and its affiliates. As of December 31, 2000, options to purchase a total of 618,179 shares of common stock had been exercised for cash and services under the 1994 Plan at a weighted average exercise price of $7.93 per share. As of December 31, 2000, options to purchase 779,580 shares of common stock were outstanding with exercise prices ranging from $3.00 to $14.50 per share, and a weighted average exercise price per share of $8.64.

   Options granted under the 1994 Plan prior to December 1, 1997, generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 3% of the shares subject to the option at the end of each calendar month thereafter. Options granted under the 1994 Plan after December 1, 1997 generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 2% of the shares subject to the options at the end of each calendar month thereafter. The maximum term of a stock option under the 1994 Plan is ten years; however, if the optionee who is granted an ISO at the time of grant is a 10% Holder, the maximum term of any ISO granted under the 1994 Plan is five years. If an optionee terminates his or her service to the Company, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months of termination of service for any reason other than death or disability, one year after termination due to disability, and eighteen months after termination due to death. In the event of a change in control transaction, all outstanding, unvested options shall vest and become immediately exercisable. The aggregate fair market value with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise price of ISOs granted under the 1994 Plan must be at least 100%, 110% with respect to 10% Holders, of the fair market value of the common stock of the Company on the date of grant. The exercise price of NSOs granted under the 1994 Plan is the fair market value of the Company's common stock on the date of grant or such other exercise price as is set by the Board at the date of grant. Payment of the exercise price may be made in cash or by shares of NPS common stock valued at the fair market value of such shares on the date of exercise or in any other form acceptable to the Board. The 1994 Plan also allows the Company to grant stock bonuses, reload options, rights to purchase restricted stock, and stock appreciation rights. The 1994 Plan may be amended at any time by the Board, although certain amendments require stockholder approval. The 1994 Plan will terminate in January 2004, unless earlier terminated by the Board.

1998 Stock Option Plan
----------------------

   On March 3, 1998, the Board adopted the 1998 Stock Option Plan (1998 Plan), which was subsequently approved by the stockholders on May 20, 1998. One million shares were authorized for issuance under the 1998 Plan. Pursuant to Board and shareholder approval, this amount was increased to three million shares in June 2000. The purposes of the 1998 Plan are to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, and consultants of the Company, and its affiliates, and to promote the success of the Company's business. Under the 1998 Plan, the Company may grant NSOs to employees, officers, directors, and consultants of the Company, and its affiliates, and may grant ISOs to employees of the Company, and its affiliates. As of December 31, 2000, options to purchase a total of 101,615 shares of common stock had been exercised for cash and services under the 1998 Plan at a weighted average exercise price of $6.63 per share. As of December 31, 2000, options to purchase 1,213,895 shares of common stock were outstanding with exercise prices ranging from $4.50 to $56.3125 per share, and a weighted average exercise price per share of $9.30.

   Options granted under the 1998 Plan generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 2% of the shares subject to the options at the end of each calendar month thereafter. The maximum term of a stock option under the 1998 Plan is ten years; however, if the optionee who is granted an ISO at the time of grant is a 10% Holder, the maximum term of any ISO granted under the 1998 Plan is five years. If an optionee terminates his or her service to the Company, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months of termination of service for any reason other than death or disability, one year after termination due to disability, and eighteen months after termination due to death. In the event of a change in control transaction, all outstanding, unvested options shall vest and become immediately exercisable. The aggregate fair market value with respect to which ISOs are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise price of ISOs granted under the 1998 Plan must be at least 100%, 110% with respect to 10% Holders, of the fair market value of NPS common stock on the date of grant. The exercise price of NSOs granted under the 1998 Plan is the fair market value of NPS common stock on the date of grant or such other exercise price as is set by the Board at the date of grant. Payment of the exercise price may be made in cash or by shares of NPS common stock valued at the fair market value of such shares on the date of exercise or in any other form acceptable to the Board.

   The 1998 Plan may be amended at any time by the Board, although certain amendments require stockholder approval. The 1998 Plan will terminate in May 2008, unless earlier terminated by the Board.

1994 Employee Stock Purchase Plan
---------------------------------

   In January 1994, the Board adopted the 1994 Employee Stock Purchase Plan
(ESPP) which was subsequently approved by the stockholders in February 1994. There were a total of 90,000 shares reserved for issuance under the ESPP. Pursuant to Board and stockholder approval this amount was increased to 160,000 shares in 1996 and to 260,000 in 1999. As of December 31, 2000, a total of 165,206 shares of common stock had been purchased under the ESPP at prices from $2.76 to $34.37 per share. During 2000, under the ESPP, executive officers as a group purchased 4,675 shares at an average weighted purchase price of $7.87 per share and all employees (excluding executive officers) as a group purchased 12,568 shares at an average exercise price of $7.87 per share.

   The purpose of the ESPP is to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The ESPP provides a means by which employees of the Company and its affiliates may purchase common stock of the company at a discount through accumulated payroll deductions. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code. The ESPP is implemented by offerings of rights to eligible employees. Eligible participants in the ESPP include all employees, including executive officers who work at least 20 hours per week and are customarily employed by the Company or an affiliate of the Company for at least five months per calendar year. Generally, each offering is of 24 months' duration with purchases occurring every six months. Participants may authorize payroll deductions of up to 15% of their base compensation for the purchase of common stock under the ESPP. The ESPP will terminate in January 2004.

   The following table sets forth each grant of options to purchase common stock made during the year ended December 31, 2000 to each of the Named Executive Officers. Grants of options to each of the Named Executive Officers were made under the 1998 Plan:

                             OPTION GRANTS IN 2000

                                                                                             Potential Realizable Value at Assumed
                          Securities                                                                  Annual Rates of Stock
                          Underlying    % of Total Options         Exercise                             Price Appreciation
               Name        Options          Granted in           or Base Price     Expiration           for Option Term (2)
              ------       Granted          Fiscal Year            Per Share          Date (1)           5%           10%
                          --------      ------------------         ---------       -----------        --------     --------
Hunter Jackson             40,000               5.6%                 $10.75          5/24/10         $270,425      $685,309
James U. Jensen            20,000               2.8%                 $10.75          5/24/10         $135,212      $342,655
Thomas B. Marriott         20,000               2.8%                 $10.75          5/24/10         $135,212      $342,655
Robert K. Merrell          20,000               2.8%                 $10.75          5/24/10         $135,212      $342,655
Edward F. Nemeth           20,000               2.8%                 $10.75          5/24/10         $135,212      $342,655

 ______________________

 (1) These options have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.
 (2) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.


     The following table sets forth information for fiscal year ended
December 31, 2000 with respect to (a) the exercise of stock options by the Named Executive Officers in 2000; (b) the number of unexercised options held by the Named Executive Officers as of December 31, 2000; and (c) the value of unexercised in-the-money options as of December 31, 2000.

               OPTION EXERCISES IN 2000 AND YEAR-END VALUE TABLE


                                                                     Number of                  Value of In-the-Money
                        Shares Acquired        Value            Unexercised Options                  Options (2)
          Name            On Exercise        Realized (1)    Exercisable   Unexercisable      Exercisable  Unexercisable
         -----            -----------       -------------    -----------   -------------      -----------  -------------
Hunter Jackson                      0          $        0        292,400          97,600      $12,306,225     $3,904,400
James U. Jensen                44,600          $  909,619         46,600          48,800      $ 1,804,975     $1,952,200
Thomas B. Marriott             10,000          $  235,625        129,200          48,800      $ 5,327,675     $1,952,200
Robert K. Merrell              61,000          $1,134,626         38,320          51,680      $ 1,499,770     $2,077,281
Edward F. Nemeth                    0          $        0        211,200          48,800      $ 9,055,650     $1,952,200

_________________

(1) Value realized is based on the fair market value of NPS common stock on the date of exercise (the closing sales price reported on the Nasdaq National Market on such date) minus the exercise price, and does not necessarily indicate that the optionee sold such stock.
(2) Represents the difference between the option exercise price and the closing price of NPS common stock as reported on the Nasdaq National Market on December 31, 2000 ($48.00) times the corresponding number of shares. On April 9, 2001 the closing price of the Company's common stock was $21.75 as reported on the Nasdaq National Market.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Consulting Agreement with Plexus

     Dr. Kuhla, one of our directors since 1991, was a Vice President of Plexus Ventures from February 1994 through June 1998. We had a consulting agreement with Plexus through December 31, 1995, under which Plexus assisted us with our efforts to establish a collaboration for our hyperparathyroidism program. Plexus may earn an additional $400,000 in fees as we receive payments from Amgen. We also granted Plexus an option to purchase 20,000 shares of our common stock at $10.50 per share, with vesting contingent on milestone payments from Amgen. Dr. Kuhla holds a one-third interest in Plexus.

Consulting Agreement with Dr. Kuhla

     We also entered into a Consultant Services Agreement with Dr. Kuhla, effective November 1, 1996, under which Dr. Kuhla provides us with scientific consulting services. In return for those services, Dr. Kuhla is paid with shares of our common stock. In fiscal year 2000, Dr. Kuhla received no shares of our common stock under the consulting services agreement.

Pharmaceutical Services Agreement with MDS

     Dr. Evans, a director and vice-chairman of our board since December 1999, is a director of MDS, Inc. In addition, Mr. Rygiel, a director since December 1999 is Executive Vice President of MDS, Inc. In February 2000, NPS Allelix entered into a Pharmaceutical Services Agreement with MDS, Inc. for clinical laboratory services related to clinical trials with ALX1-11. In March 2000, NPS Allelix also entered into a Clinical Laboratory Analysis Agreement with Harris Laboratories, a subsidiary of MDS, Inc. Under the agreements, NPS Allelix expects to pay to MDS approximately $1.8 million over the next three years for services rendered under the agreements.

Contract Research Agreement with Quintiles

     Mr. Costa, a director since 1995, is Vice Chairman of Quintiles Transnational Corporation. NPS Allelix entered into an agreement with Quintiles Canada, Inc., a subsidiary of Quintiles, under which Quintiles will provide certain contract research services with respect to clinical trials of ALX1-11. Under the terms of the agreement, NPS Allelix expects to pay approximately $7.3 million to Quintiles over the next three years for services rendered under the agreement.

Consulting Agreement with Tamar Howson

     Ms. Howson, who was recently appointed to our board of directors, has entered into a one-year consulting services agreement with us, effective July 2000 under which she will provide general consulting services. We agreed to pay Ms. Howson $144,000 per year under the agreement and granted her an option to purchase 24,000 shares of our common stock at $28.50 per share. The Company and Ms. Howson have made no decision concerning any extension or renewal of that one-year consulting services agreement.

Indemnification Agreements

     The Company's policy is to enter into agreements with each of its directors and executive officers providing for the indemnification of such persons to the fullest extent permitted by law for any liability they may incur by reason of their service as officers and/or directors to the Company. The Company has entered into indemnity agreements with each of its directors and executive officers.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Tombros, Mr. Costa, Mr. Evans, and Mr. Groninger, and Mr. Klein (through May 2000) served on the Compensation Committee during the fiscal year 2000. No officer or employee of the Company sits on the Compensation Committee. No member of the Compensation Committee has at any time been an officer or employee of the Company. Mr. Groninger is a brother-in-law of Dr. Jackson, the Company's Chief Executive Officer, President and Chairman of the Board. Mr. Groninger abstains from participating in the determination of the proper compensation package for Dr. Jackson.


Pharmaceutical Services Agreement with MDS

     Dr. Evans, a director and vice-chairman of our board since December 1999, is a director of MDS, Inc. In addition, Mr. Rygiel, a director since December 1999 is Executive Vice President of MDS, Inc. In February 2000, NPS Allelix entered into a Pharmaceutical Services Agreement with MDS, Inc. for clinical laboratory services related to clinical trials with ALX1-11. In March 2000, NPS Allelix also entered into a Clinical Laboratory Analysis Agreement with Harris Laboratories, a subsidiary of MDS, Inc. Under the agreements, NPS Allelix expects to pay to MDS approximately $1.8 million over the next three years for services rendered under the agreements.


Contract Research Agreement with Quintiles

     Mr. Costa, a director since 1995, is Vice Chairman of Quintiles Transnational Corporation. NPS Allelix entered into an agreement with Quintiles Canada, Inc., a subsidiary of Quintiles, under which Quintiles will provide certain contract research services with respect to clinical trials of ALX1-11. Under the terms of the agreement, NPS Allelix expects to pay approximately $7.3 million to Quintiles over the next three years for services rendered under the agreement.

                    REPORT OF THE COMPENSATION COMMITTEE(1)
                                   for 2000


     The Compensation Committee (the "Committee") evaluates the performance of management and determines compensation policies and levels for the Company's executive officers, including the named executive officers in the summary compensation table of this Proxy Statement. During 2000, the Committee consisted of four directors, each of whom is an independent, non-employee director.

Compensation Policy

     The Committee believes that it is critical to the Company's success that the Company utilizes programs designed to attract, retain, and motivate highly talented and team oriented employees at all levels. Compensation programs are also designed to encourage the attainment of corporate objectives on a collective effort. In an effort to set appropriate levels of compensation for the executive officers, the Committee utilizes the advice of compensation consultants engaged by the Company and reviews the result of an annual compensation survey of similarly situated biotechnology/biopharmaceutical companies.

     Executive compensation includes a combination of cash, in the form of a fixed salary, and long-term incentive compensation, in the form of stock options that vest over time. The Company has rarely granted individual cash bonuses or options contingent on stated events for individual executives and the Company does not have a formal bonus program in place.

Salaries

     Base salaries represent the fixed component of the Company's executive compensation package. Salary compensation is determined by evaluating the compensation of executives in similar positions in peer biotechnology and pharmaceutical companies, the level of experience of the particular executive officer, and the executive officer's specific responsibilities. The Committee also evaluates individual performance and the achievement of Company objectives in determining base salaries for the executive officers.

     The Committee also receives the recommendation of the Company's CEO concerning salary for each executive as part of a general company-wide salary assessment performed by Company management.

Long-Term Incentives

     The Company seeks to encourage the long-term retention of executive officers by equity purchase programs and equity-based compensation. The executive officers are eligible to participate in the Company's Employee Stock Purchase Plan, and participating executives receive the price discount allowed by applicable laws and regulations. Additionally, all executive officers are eligible to participate in the Company's 401(k) retirement plan. Beginning in 1999, the Company contributed to each executive officer's 401(k) account at the rate of 50% of the employee's direct contribution up to a maximum contribution by the Company of the lesser of 3% of the employee's salary, or $5,100 for the year 2000.

     Potentially, the most valuable long-term incentive compensation is the granting of stock options. The granting of stock options at all levels of the Company is an integral part of the Company's compensation philosophy and policy. The Committee believes that options vesting over a period of years align the interests of the employees with the long-term interests of the Company and its stockholders. Stock option grants have been made, historically, during the first part of December. In May 2000, the Board changed the annual grant date from December to May as part of arrangements made incident to the Company's acquisition of Allelix in late December 1999. Grants for 2000 occurred in May, not December, and the Committee expects this practice to continue. Executives received grants vesting over four years and generally in the same amounts as for prior years. Customarily, the grants to all Vice Presidents have been in the same amounts with variations based on subjective factors and upon the recommendation of the CEO. This practice was followed again in 2000.

CEO Evaluation and Compensation

     The Chief Executive Officer was a founder of the Company in 1986 and has served in that capacity since then. In order to determine the appropriate salary increase and stock option grant for the Chief Executive Officer, the Compensation Committee considered the salaries of other chief executive officers in the biotechnology industry, the results of the formal evaluation of the CEO and Company accomplishments in 2000. Significant progress was made in several areas and the Company met or exceeded most of its performance goals. Included within these accomplishments were each of the Company's financings, which resulted in gross proceeds to the Company of $240 million and the development agreement with Abbott for NPS 1776. The following developments also were considered: Dr. Jackson's overall leadership of the Company as President, CEO, and Chairman of the Board; the overall status and progress of the Company's strategic partnerships; the continued progress of NPS compounds in discovery and in the clinic; and progress in integrating the operations of Allelix with ongoing operations of the Company. In December 2000, the Committee recommended an increase in compensation for the CEO for 2000. The CEO and the Board then implemented this increase to the annual rate of $386,000 effective January 1, 2001.

Policy Regarding Deductibility

     We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Code, which provides that, for purposes of regular income tax and the alternative minimum tax, the allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. We do not anticipate that compensation payable to any executive officer will exceed $1 million for fiscal year 2001. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.


                              Compensation Committee


                              Peter Tombros, Chairman
                              Santo J. Costa
                              John R. Evans
                              James G. Groninger

April 2001

                    PERFORMANCE MEASUREMENT COMPARISON (1)

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG NPS PHARMACEUTICALS, INC., THE NASAQ STOCK MARKET-US
                  INDEX AND THE NASDAQ PHARMACEUTICALS INDEX

                                   [GRAPH]

*$100 INVESTED ON 12/31/95 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF
DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.
______________________

(1) The "Compensation Committee Report" and the "Performance Measurement Comparison" chart are not "soliciting material," are not deemed filed with the Commision and are not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

                                 OTHER MATTERS


     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                              By Order of the Board of Directors

                              /s/ James U. Jensen

                              James U. Jensen,
                              Secretary

April 24, 2001




          A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to:

                    NPS Pharmaceuticals, Inc.
                    Attn: Investor Relations
                    420 Chipeta Way
                    Salt Lake City, Utah 84108

                                 "APPENDIX A"
                                    to the
                                Proxy Statement


                           NPS Pharmaceuticals, Inc.

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                              (adopted June 2000)

Purpose:

The Audit Committee (Committee) is appointed by the Board of Directors to assist the Board in fulfilling its duties. The purpose of the Committee shall be to monitor the integrity of the Company's financial reporting process and systems of internal control, to monitor the independence and performance of the Company's independent auditors, to provide an avenue of communication among the independent auditors, management, and the Board, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention.

Composition:

The Committee will be comprised of three or more members of the Board. The members of the Committee and its Chair will be appointed by and serve at the discretion of the Board. Each Committee member will meet the requirements specified by the National Association of Securities Dealers (NASD) for financial literacy and independence.

Functions and Authority:

The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

1. To review and reassess the adequacy of this Charter at least annually and to have the document filed in accordance with Securities and Exchange Commission (SEC) regulations.

2. To review with management and the independent auditors upon completion of the audit but prior to the release of earnings and filing or distribution of the Company's financial statements, the financial results for the year including significant issues regarding accounting principles, practices and judgements. To discuss any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards No. 61 (SAS 61).

3. To review with management and the independent auditors the Company's quarterly financial results prior to the release of earnings and filing or distribution of the Company's quarterly financial statements. To discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

4. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

5. To review the engagement of the independent auditors, including the scope, extent, and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

6. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effects of such services on the independence of such auditors. To consider the independent auditors' judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

7. To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

8. To investigate, review, and report to the Board the propriety and ethical implications of any transactions as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company, and (b) any employee, officer, or member of the Board of the Company, or any affiliates of the foregoing.

9. To review at least annually with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators aor governmental agencies.

10. To prepare an annual report to shareholders as required by the SEC, with assistance from management, to be included in the Company's proxy statement.

11. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings:

The Committee will hold at least three meetings per year to review financial results, company activities, and risks and to perform such other activities as may be necessary or desirable with the power and authority set out above. Additional meetings may be called as the Chairman or Committee deem appropriate. Such meetings may be attended in person or by telephone or video conferencing or any other electronic communications. Any or all of the Chief Executive Officer, Chief Financial Officer or General Counsel, may attend any meeting of the Committee, except for portions of the meetings where his, her, or their presence would be inappropriate, as determined by the Committee Chairman.

Minutes and Reports:

The Chairman of the Committee shall arrange with the Corporate Secretary's office and Corporate Counsel for the completion of an official set of minutes of each Committee meeting. The official minutes shall be approved by the Committee members, signed by the Chairman, and shall be given to the Corporate Secretary for filing with the Corporate Records. The Chairman shall report to the Board from time to time and as requested by the Board.

                           NPS PHARMACEUTICALS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned constitutes and appoints Hunter Jackson and James U. Jensen (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of NPS Pharmaceuticals, Inc., registered in the name provided herein which the undersigned is entitled to vote, at the 2001 Annual Meeting of Stockholders. This meeting will be held at the Park Hyatt Hotel located at 4 Avenue Road, Toronto, Ontario, Canada on May 24, 2001 at 3:00 p.m., local time. This Proxy is given in accordance with the following instructions, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

  1. To elect eleven (11) directors as set forth in the Proxy Statement:
         [_] FOR all nominees            [_] WITHHOLD AUTHORITY
          listed below(except             to vote for all
          as indicated to the             nominees listed
          contrary below)                 below:

    Santo J. Costa, John R. Evans, James G. Groninger, Tamar Howson, Hunter Jackson, Joseph Klein III, Donald E. Kuhla, Thomas N. Parks, Edward Rygiel,
                      Calvin Stiller, and Peter G. Tombros

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)
--------------------------------------------------------------------------------

  2. To ratify the appointment of KPMG LLP as independent auditors for the Company for the 2001 fiscal year:

                     [_] FOR     [_] AGAINST    [_] ABSTAIN

This Proxy when properly executed will be voted as directed above. If no direction is made, this Proxy will be voted FOR the election of the eleven (11) directors and FOR the ratification of the board's appointment of KPMG LLP as NPS's independent auditors for the 2001 fiscal year.

                                 Dated ________________________________________

                                 ----------------------------------------------

                                 ----------------------------------------------
                                                Please sign here

                                 Do you plan to attend the Annual
                                 Meeting? [_] Yes [_] No

                                 Please date this Proxy and sign your name exactly as it appears hereon. Joint owners should each sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please indicate your title as such. If executed by a corporation, the Proxy should be signed in the corporate name by a duly authorized officer who should indicate his title.
                                 Please date, sign, and mail this proxy card in the enclosed envelope.